Certification Pursuant to Rule 30a-2(b) under the 1940 Act
and Section 906 of the Sarbanes-Oxley Act

Pursuant to Rule 30a-2(b) under the Investment Company Act of 1940 and Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Hennessy Funds Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR/A of Hennessy Funds Trust for the period ended October 31, 2021, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR/A. fairly presents, in all material respects, the financial condition and results of operations of Hennessy Funds Trust for the stated period.

/s/Neil J. Hennessy Neil J. Hennessy President and Principal Executive Officer Hennessy Funds Trust	/s/Teresa M. Nilsen Teresa M. Nilsen Treasurer and Principal Financial Officer Hennessy Funds Trust
Date: March 25, 2022	Date: March 25, 2022

This statement accompanies this report on Form N-CSR/A pursuant to Rule 30a-2(b) under the Investment Company Act of 1940 and Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by the Hennessy Funds Trust for purposes of Section 18 of the Securities Exchange Act of 1934.